UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

July 10, 2015
Date of Report (date of earliest event reported)

MyDx, Inc.

(Exact name of Registrant as specified in its charter)

Nevada	333-191721	99-0384160
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

6335 Ferris Square , Suite B

San Diego, California 92121

(Address of principal executive offices)

 (800) 814-4550

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Officers; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of July 10, 2015, as part of a reorganization of management, Daniel Yazbeck resigned his position as Chief Executive Officer of MyDx, Inc. (the “Company”) and the Company’s subsidiary, CDx, Inc. (“CDx”). Mr. Yazbeck remains Chairman of the Board of Directors of the Company and CDx. Mr. Yazbeck was appointed as Chief Innovation Officer and will focus his time on new technologies and markets. As part of the reorganization, also effective as of July 10, 2015, Thomas Gruber was appointed as the Chief Executive Officer of the Company and CDx. Mr. Gruber also serves as the Chief Financial Officer, Secretary, and a director of the Company and CDx. A description of Mr. Gruber’s background and experience can be found in the Company’s Form 8-K filed with the Securities and Exchange Commission on May 5, 2015.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MyDx, Inc.

Date: July 16, 2015	By:	/s/ Thomas L. Gruber
Thomas L. Gruber,
Chief Executive Officer and Chief Financial Officer

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